EXHIBIT 10.11

                               ADVISORY AGREEMENT

                  This ADVISORY AGREEMENT (this "Agreement"), effective as of August 1, 2005, is by and between Valeo Partners LLC, and any of its affiliates, having an address at 680 Fifth Avenue, 8th Floor, New York, NY 10019 (hereinafter referred to as "VALEO") and Cygene Laboratories, Inc., having offices at 7786 Wiles Road, Coral Springs, FL 33067 (hereinafter referred to as "CYGENE" or the "Company").

                              W I T N E S S E T H:

         WHEREAS, CYGENE desires that it be able to call upon the knowledge and experience of VALEO for strategic and investment advisory services;

         WHEREAS, VALEO is willing to render such services to CYGENE on the terms and conditions hereinafter set forth in this Agreement;

         NOW, THEREFOR, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

         SECTION 1. TERM OF AGREEMENT. This Agreement shall be in effect for a period of one (1) year from the date hereof and shall supersede the former Advisory Agreement executed by both parties and dated July 3, 2004. The term of this Agreement may be extended for consecutive periods of one year each upon the written agreement of CYGENE and the VALEO.

         SECTION 2. SERVICES. During the term of this Agreement, VALEO shall provide CYGENE with financial and strategic advice and other forms of assistance in connection with proposed transaction(s), which may involve advice and assistance in connection with defining strategic and financial objectives, financing strategies and capital raises, identifying potential acquisitions, buyers or investors, assisting in the preparation of related materials for distribution to such entities, reviewing financial information and assisting in negotiations of the financial terms and structure of the aforementioned activities.

         VALEO, in its capacity as advisor, will perform the following financial and strategic advisory services as CYGENE may reasonably request:

         (a) VALEO will meet with the Company's management and familiarize itself to the extent it reasonably deems necessary, appropriate and feasible with the business, operations, properties, financial condition and prospects of the Company in order to better determine ways in which VALEO can facilitate the Company's objectives;

         (b) VALEO will advise and assist the Company in identifying and/or evaluating various strategic alternatives that may be available to the Company to enhance shareholder values, including without limitation, a merger or consolidation or other business combination involving the Company and one or more third parties, a sale (whether or not the proposal therefor is solicited or unsolicited) of the Company or a significant portion of its equity securities, assets or business to one or more third parties, a recapitalization or restructuring of the Company (including divestitures, spin-offs, split-offs and similar transactions), a liquidation of the Company, an acquisition of all or a significant portion


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                  of the assets or equity securities of another corporation or other business entity, or such other form of transaction that VALEO, after completing the familiarization process provided for in subparagraph 2(a) hereof, believes may be of possible interest to the Company (each a "Strategic Transaction"). If the Company determines to consider or undertake one or more Strategic Transactions, VALEO will advise and assist the Company in considering the desirability of undertaking such Strategic Transaction(s) and, if the Company believes such Strategic Transaction(s) to be desirable, in structuring and effecting such Strategic Transaction(s);

         (c) VALEO will also advise and assist the Company in identifying and/or evaluating various financial options available in the public and private equity and debt markets including, but not limited to, primary issuance of common stock of the Company (each a "Financing Transaction"). If the Company determines to consider or undertake one or more Financing Transactions, VALEO will advise and assist the Company in considering the desirability of undertaking such Financing Transaction(s) (a Strategic Transaction and a Financing Transaction are sometimes collectively hereinafter referred to as a "Transaction");

         (d) VALEO shall assist the Company and the Company shall cooperate with VALEO in the preparation of a detailed set of financial projections, pro forma financial projections to evaluate certain Transaction(s), any Information Memoranda or similar documents in connection with any Strategic or Financing Transaction; and

         (e) VALEO will render such other financial advisory and related services as may from time to time be agreed upon by VALEO and the Company; provided however that VALEO's services hereunder shall not be full-time and shall not be exclusive to the Company although VALEO will devote such business time, attention, efforts, skill and ability as VALEO at its sole discretion deems to be necessary.

         If the Company requests VALEO to provide additional services not otherwise contemplated by this Agreement, the Company and VALEO will enter into an additional agreement which shall set forth the nature and scope of the services, including without limitation, appropriate compensation, as mutually agreed upon by the Company and VALEO.

SECTION 3. COMPENSATION. In consideration for the services performed in connection with this Agreement, CYGENE will pay VALEO a monthly Advisory Fee equal to $10,000 USD per month beginning August 1, 2005. In addition, CYGENE shall issue to VALEO warrants to purchase 250,000 shares of the stock of CyGene Laboratories, Inc. (CYGE.PK) at a $.25 strike price fully vesting upon 1-year from the date of this agreement. The options will vest, monthly, on a pro-rated basis.


         In addition, CYGENE agrees to pay VALEO the following fees:

         (i) For any and all debt, mezzanine or non-equity Financing Transaction(s) the Company engages in and that are originated by VALEO, the Company agrees to pay VALEO a Debt Capital Advisory Fee for such Transaction(s) equal to:

                  a.       5.00% of the first $10,000,000 in Transaction Value;

                  b. 4.00% of the Transaction Value from $10,000,001 to $20,000,000;

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                  c.       3.00% of the Transaction Value from $20,000,001 to
                           $30,000,000;

                  d. 2.00% of the Transaction Value from $30,000,001 to $40,000,000; and

                  e.       1.00% of the Transaction Value above $40,000,000.

                  The Debt Capital Advisory Fee shall be paid in cash or certified or bank check upon the closing date of a Transaction if, during the term of this engagement or within 12 months thereafter, a Transaction is consummated or an agreement is entered into that subsequently results in a Transaction; provided that this Debt Capital Advisory Fee shall be due to VALEO only if the parties to the Transaction were directly or indirectly introduced to CyGene by VALEO. VALEO may elect to receive up to fifty percent (50.00%) of the Debt Capital Advisory Fee in ownership stock or warrants of CYGENE in lieu of cash.

         (ii) For any and all equity, hybrid or equity-linked Financing Transaction(s) the Company engages in and that are originated by VALEO, the Company agrees to pay VALEO an Equity Capital Advisory Fee for such Transaction(s) equal to:

                  a.       5.00% of the first $10,000,000 in Transaction Value;

                  b. 4.00% of the Transaction Value from $10,000,001 to $20,000,000;

                  c. 3.00% of the Transaction Value from $20,000,001 to $30,000,000;

                  d. 2.00% of the Transaction Value from $30,000,001 to $40,000,000; and

                  e.       1.00% of the Transaction Value above $40,000,000.

                  The Equity Capital Advisory Fee shall be paid in cash or certified or bank check upon the closing date of a Transaction if, during the term of this engagement or within 12 months thereafter, a Transaction is consummated or an agreement is entered into that subsequently results in a Transaction; provided that this Equity Capital Advisory Fee shall be due to VALEO only if (A) the parties to the Transaction were directly or indirectly introduced to CyGene by VALEO, or (B) VALEO at the Company's request, provided substantive advisory services concerning the structuring of the deal. VALEO may elect to receive up to fifty percent (50.00%) of the Equity Capital Advisory Fee in ownership stock or warrants of CYGENE in lieu of cash.

         (iii) If the event takes the form of a Strategic Transaction that has been originated by VALEO, or if VALEO, at the Company's request, provided substantive advisory services concerning the structuring of a deal, CYGENE agrees to pay VALEO a Transaction Fee equal to two and one half (2.5) percent of the Transaction Value (as defined below), payable in cash and/or CYGENE's common stock upon the closing date of a Strategic Transaction if, during the term of this engagement or within 12 months thereafter, a Strategic Transaction is consummated or an agreement is entered into that subsequently results in a Strategic Transaction. This Transaction Fee shall be due to VALEO only if (A) the parties to the Transaction were directly or indirectly introduced to CyGene by VALEO, or (B) Valeo at the Company's request, provided substantive advisory services concerning the structuring of the deal.

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                  As used in this Agreement, "Transaction Value" means the total value (on the date of payment) of all consideration (including cash, securities or other property) paid or received or to be paid or received, directly or indirectly, in connection with a Transaction with respect to the assets of the Target(s), plus the principal amount of any debt (including capitalized leases) of the Target(s) outstanding or assumed, refinanced or extinguished in connection with a Transaction, and amounts payable in connection with a Transaction with respect to employment or consulting agreements, agreements not to compete or similar arrangements. Fees on amounts paid into escrow will be payable upon the release of such funds. Fees relating to contingent payments other than escrowed amounts will be calculated based on the present value of the reasonably expected maximum amount of such contingent payments as determined in good faith by the CYGENE and VALEO prior to the closing of the Transaction, utilizing a discount rate equal to the prime rate published in the THE WALL STREET JOURNAL on the last business day preceding the closing of the Transaction.

         SECTION 4. EXPENSES. CYGENE will promptly reimburse VALEO for all reasonable expenses incurred by VALEO in connection with its role hereunder, which may include, but shall not be limited to, applicable travel, legal, accounting, and due diligence related expenses, provided that the incurrence of such expenses has been approved in advance by CyGene.

         SECTION 5. INSIDER TRADING. VALEO recognizes that in the course of its duties hereunder, VALEO may receive from CYGENE or others information which may be considered "material, nonpublic information" concerning a public company that is subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended. VALEO agrees NOT to:

                  (a) Buy or sell any security, option, bond or warrant while in possession of material, nonpublic information received from CYGENE or others in connection herewith;

                  (b) Provide CYGENE with information with respect to any public company that may be considered material, nonpublic information; or

                  (c) Provide any person with material, nonpublic information, received from CYGENE, including any relative, associate or other individual.

         SECTION 6. REPRESENTATIONS OF VALEO. VALEO represents that there are no binding agreements to which it is a party or by which it is bound, forbidding or restricting its activities herein. In addition, during the term of this Agreement, VALEO consents to the use of its name in various reports, brochures or other documents produced by or on behalf of or CYGENE.

         SECTION 7. SURVIVAL. The provisions of this Agreement relating to confidentiality and insider trading shall survive any termination or expiration hereof for three years.

         SECTION 8. VALEO NOT AN EMPLOYEE. CYGENE and the VALEO hereby acknowledge and agree that VALEO shall perform the services hereunder as an independent contractor and not as an employee of CYGENE.

         SECTION 9. INDEMNIFICATION. CYGENE shall defend and indemnify VALEO in its capacity as an advisor to CYGENE against any and all claims, judgments, damages, liabilities, costs and expenses (including reasonable attorney's fees) arising out of, based upon or related to the VALEO's performance of services hereunder, except to the extent that such claims arise out of willful misfeasance or gross negligence, and subject to the provisions of Section 4.

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         SECTION 10.  MISCELLANEOUS.

                  (a) Severability Of Provisions. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

                  (b) Entire Agreement; Modification. This Agreement is the entire agreement of the parties relating to the subject matter hereof and thereof, and the parties hereto and thereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein or therein. No amendment or modification of this Agreement shall be valid unless made in writing and signed by each of the parties hereto.

                  (c) Binding Effect. The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Company, its successors and assigns, and upon VALEO. This Agreement constitutes a personal service agreement, and the performance of VALEO's obligations hereunder may not be transferred or assigned by VALEO and any such purported transfer or assignment shall null and void ab initio.

                  (d) Third Party Beneficiaries. This Agreement is for the benefit of the parties hereto and their permitted successors and assigns, and is not intended to confer upon any other person or entity, any rights or remedies hereunder.

                  (e) Non-Waiver. The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

                  (f) Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to such State's principles of conflict of laws. The parties irrevocably and unconditionally agree that any action whatsoever arising out of this Agreement and/or the rights of the parties hereto or hereunder (the "Actions") shall be brought only in the courts located in New York County in the State of New York. Each party irrevocably and unconditionally waives any objection it may have to the venue of any Action brought in such courts or to the convenience of the forum. Final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any party therein described.

                  (g) Headings. The headings of the Sections are inserted for convenience of reference only and shall not affect any interpretation of this Agreement.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement by proper person thereunto duly authorized.


                                        CYGENE LABORATORIES, INC.




                                        -----------------------------
                                        By:      Martin Munzer
                                        Title:   CEO
                                        Date:    August 1, 2005




                                        VALEO PARTNERS LLC




                                        -----------------------------
                                        By:      Frank RoccoGrande
                                        Title:   Partner
                                        Date:    August 1, 2005


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